                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      National Instruments Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        NATIONAL INSTRUMENTS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1999

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of National Instruments Corporation, a Delaware corporation (the "Company"), will be held on May 11, 1999, at 9:00 a.m. local time, at the Company's principal executive offices located at 11500 North Mopac Expressway, Austin, Texas, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

     1. To elect two directors to the Board of Directors for a term of three years;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 22, 1999, are entitled to receive notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Stockholders attending the meeting may vote in person even if they have returned a Proxy.

                                          Sincerely,

                                          DAVID G. HUGLEY
                                          Secretary

Austin, Texas
April 2, 1999

                        NATIONAL INSTRUMENTS CORPORATION
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of National Instruments Corporation, a Delaware corporation (the "Company"), for use at its 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 11, 1999, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 11500 North Mopac Expressway, Building B, Austin, Texas 78759. The Company's telephone number is (512) 338-9119.

     These proxy solicitation materials were mailed on or about April 2, 1999 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on March 22, 1999 (the "Record Date"), are entitled to receive notice of and vote at the meeting. On the Record Date, 32,992,539 shares of the Company's Common Stock, $.01 par value, were issued and outstanding. For information regarding holders of more than five percent of the outstanding Common Stock, see "Election of Directors -- Security Ownership."

REVOCABILITY OF PROXIES

     Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date. Revocation will also occur if the individual attends the meeting and votes in person.

VOTING AND SOLICITATION

     Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for two nominees and the two nominees with the greatest number of votes will be elected.

     The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telefax.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder proposals which are intended to be presented at the Company's 2000 Annual Meeting must be received by the Company no later than December 3, 1999 in order to be included in the proxy statement and form of proxy for that meeting.

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors is divided into three classes, with the term of office of one class expiring each year. The Company currently has six directors with two directors in three classes. The terms of office of directors
L. Wayne Ashby and Donald M. Carlton expire at the 1999 Annual Meeting. Mr. Ashby and Dr. Carlton will stand for re-election to the Board of Directors at the 1999 Annual Meeting. The terms of office of directors Jeffrey L. Kodosky and Ben G. Streetman expire at the 2000 Annual Meeting, and the terms of office of directors James J. Truchard and William C. Nowlin expire at the 2001 Annual Meeting. At the 1999 Annual Meeting, stockholders will elect two directors for a term of three years.

VOTE REQUIRED

     The two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner. Cumulative voting is not permitted by the Company's Certificate of Incorporation.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee's age as of the Record Date, position with the Company and business experience.

                                                                                 DIRECTOR
        NAME OF NOMINEE          AGE        POSITION/PRINCIPAL OCCUPATION         SINCE
        ---------------          ---        -----------------------------        --------
L. Wayne Ashby(2)..............  59    Director                                    1977
Donald M. Carlton(1)(3)........  61    Past President and Chief Executive          1994
                                       Officer of
                                       Radian International LLC

---------------
(1) Member of Nominating and Governance Committee
(2) Member of Compensation Committee
(3) Member of Audit Committee

     L. Wayne Ashby has been a member of the Company's Board of Directors since 1977. From January 1983 until August 1995, Mr. Ashby served as Program Manager and as Division Head of the U.S. Navy's Electronic Warfare Programs at the Applied Research Laboratories ("ARL"), The University of Texas, Austin ("UT Austin"). From 1964 to 1980, Mr. Ashby worked at ARL in various positions including Research Engineer, Project Leader and Division Head. Mr. Ashby was Vice President, Special Projects at the Company from 1980 to 1983. Mr. Ashby received his BS in Electrical Engineering and his MS in Electrical Engineering, both from UT Austin.

     Donald M. Carlton, PhD, has been a member of the Company's Board of Directors since 1994. From February 1996 until December 1998, Dr. Carlton served as the President and Chief Executive Officer of Radian International LLC, and from 1969 until January 1996, Dr. Carlton served as President and Chairman of the Board of Radian Corporation, both of which are environmental engineering firms. Dr. Carlton received his BS in Chemistry from the University of St. Thomas and his PhD in Chemistry from UT Austin. Dr. Carlton is currently a director of the following publicly traded companies: Central & Southwest Corporation and Concert Investment Series Fund.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     The following sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director's age as of the Record Date, position with the Company and business experience.

                                                                                   DIRECTOR
         NAME OF DIRECTOR            AGE       POSITION/PRINCIPAL OCCUPATION        SINCE
         ----------------            ---       -----------------------------       --------
James J. Truchard..................  55    Chairman of the Board of Directors and    1976
                                           President of the Company
William C. Nowlin, Jr.(1)(2)(3)....  50    Director                                  1976
Jeffrey L. Kodosky(1)..............  49    Director; Vice President, Research and    1976
                                           Development of the Company
Ben G. Streetman(1)(2)(3)..........  59    Dean, College of Engineering at The       1997
                                           University of Texas at Austin

---------------
(1) Member of Nominating and Governance Committee
(2) Member of Compensation Committee
(3) Member of Audit Committee

     James J. Truchard, PhD, co-founded the Company in 1976 and has served as its President and Chairman of the Board of Directors since inception. From 1963 to 1976 Dr. Truchard was the Managing Director of the Acoustical Measurements Division at ARL, UT Austin. Dr. Truchard received his PhD in Electrical Engineering, his MS in Physics and his BS in Physics, all from UT Austin.

     William C. Nowlin, Jr., co-founded the Company in 1976 and has served as a director since inception. Mr. Nowlin served as the Company's Chief Quality Officer and Secretary until January 1996. Prior to that time, his positions with the Company included Treasurer, Vice President of Engineering, Sales Manager and Vice President of Special Projects. Mr. Nowlin received his MS in Electrical Engineering and his BS in Electrical Engineering, both from UT Austin.

     Jeffrey L. Kodosky co-founded the Company in 1976 and has been a director since that time. He was appointed Vice President of the Company in 1978 and has served as Vice President, Research and Development since 1980. Prior to 1976, he was employed at ARL, UT Austin. Mr. Kodosky received his BS in Physics from Rensselaer Polytechnic Institute.

     Ben G. Streetman, PhD, has been a member of the Company's Board of Directors since 1997 and is the Dean of the College of Engineering at UT Austin, as well as Professor of Electrical and Computer Engineering, Dula D. Cockrell Centennial Chair in Engineering, and Henry E. Singleton Research Fellow at IC2 Institute. From 1984 to 1996, Dr. Streetman served as Director of the Microelectronics Research Center at UT Austin. Dr. Streetman received his BS, MS, and PhD in Electrical Engineering, all from UT Austin. Dr. Streetman is currently a director of the following publicly traded companies: Global Marine Corporation and CustomTracks Corporation.

     There is no family relationship between any director of the Company.

SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date (i) by each of the executive officers named in the table under "Executive Compensation -- Summary Compensation Table," (ii) by each director and nominee, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                                            APPROXIMATE
                                                           NUMBER OF    PERCENTAGE OF TOTAL
                NAME OF PERSON OR ENTITY                   SHARES(1)       VOTING POWER
                ------------------------                   ----------   -------------------
James J. Truchard(2).....................................   8,830,474           26.8%
  11500 North Mopac Expressway
  Austin, Texas 78759
Jeffrey L. Kodosky(3)....................................   3,813,610           11.6%
  11500 North Mopac Expressway
  Austin, Texas 78759
Gail T. Kodosky(4).......................................   3,089,010            9.4%
  11500 North Mopac Expressway
  Austin, Texas 78759
William C. Nowlin, Jr.(5)................................   1,479,297            4.5%
  11500 North Mopac Expressway
  Austin, Texas 78759
L. Wayne Ashby(6)........................................   2,132,671            6.5%
  5512 Cuesta Verde Drive
  Austin, Texas 78746
Merrill Lynch & Co., Inc.(7).............................   2,210,000            6.7%
  World Financial Center, North Tower
  250 Vesey Street
  New York, NY 10381
Peter Zogas, Jr.(8)......................................      48,426              *
Carsten Thomsen(9).......................................      32,103              *
Timothy R. Dehne(10).....................................      44,063              *
Donald M. Carlton(11)....................................      14,711              *
Ben G. Streetman(12).....................................      12,416              *
All executive officers and directors as a group (14
  persons) (13)..........................................  16,477,271           49.7%

---------------
  *  Represents less than 1% of the outstanding shares of Common Stock.

 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

 (2) Includes 810,000 shares held by a trust for which Dr. Truchard is the trustee and 87,900 shares held by a corporation of which Dr. Truchard is president.

 (3) Includes an aggregate of 724,600 shares held in two trusts for the benefit of Mr. Kodosky's daughters for which Mr. Kodosky is the trustee; includes an aggregate of 210,600 shares held by a corporation of which Mr. Kodosky is president and his wife, Gail T. Kodosky is secretary; includes 75,000 shares held by a trust for the benefit of Mr. Kodosky and his wife; and includes 1,402,955 shares owned by his wife. Mr. Kodosky disclaims beneficial ownership of the shares owned by his wife. (Cumulatively, Jeff and Gail Kodosky control and/or beneficially own a total of 3,813,610 shares.)

 (4) Includes 210,600 shares held by a corporation of which Ms. Kodosky is secretary and her husband, Jeffrey L. Kodosky is president; includes 75,000 shares held by a trust for the benefit of Ms. Kodosky and her husband; and includes 1,400,455 shares owned by her husband. Ms. Kodosky disclaims beneficial ownership of the shares owned by her husband. (Cumulatively, Jeff and Gail Kodosky control and/or beneficially own a total of 3,813,610 shares.)

 (5) Includes 30,000 shares held in trusts for the benefit of Mr. Nowlin's daughters, all of which shares Mr. Nowlin disclaims beneficial ownership of; includes 19,308 shares held in a trust for the benefit of Mr. Nowlin's mother for which Mr. Nowlin is the trustee, all of which shares Mr. Nowlin disclaims beneficial ownership of; includes 14,307 shares held by a trust for the benefit of Mr. Nowlin and his sister; and includes 393 shares subject to options exercisable on or before May 21, 1999.

 (6) Includes 921 shares subject to options exercisable on or before May 21, 1999.

 (7) The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 1999, reflecting its beneficial ownership of Common Stock as of February 4, 1999. The
     Schedule 13G states that Merrill Lynch & Co, Inc. has shared dispositive power with respect to 2,210,000 shares of Common Stock and shared voting power with respect to 2,210,000 shares of Common Stock.

 (8) Includes 25,077 shares subject to options exercisable on or before May 21, 1999.

 (9) Includes 26,313 shares subject to options exercisable on or before May 21, 1999.

(10) Includes 25,154 shares subject to options exercisable on or before May 21, 1999.

(11) Includes 8,711 shares subject to options exercisable on or before May 21, 1999.

(12) Includes 11,666 shares subject to options exercisable on or before May 21, 1999.

(13) Includes 150,496 shares subject to options exercisable on or before May 21, 1999.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of ten meetings during 1998. During 1998, the Board of Directors had an Audit Committee, Compensation Committee, and a Nominating and Governance Committee.

     The Audit Committee, which currently consists of directors Donald M. Carlton, William C. Nowlin, Jr., and Ben G. Streetman, met four times during 1998. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent accountants, reviews with such accountants the plan, scope and results of their examination of the consolidated financial statements and determines the independence of such accountants. The Audit Committee inquires about any significant risks or exposures and assesses the steps management has taken to minimize such risk to the Company, including adequacy of insurance coverage and the strategy for management of foreign currency risk. The Audit Committee also reviews the Company's compliance with matters relating to antitrust, environmental, EEOC and SEC regulations.

     The Compensation Committee, which currently consists of directors William
C. Nowlin Jr., Ben G. Streetman and L. Wayne Ashby, met eight times during 1998. The Compensation Committee sets the level of compensation of executive officers and advises management with respect to compensation levels for key employees. The Compensation Committee also administers the Company's 1994 Incentive Plan and Employee Stock Purchase Plan.

     The Nominating and Governance Committee, which currently consists of directors Donald M. Carlton, Jeffrey L. Kodosky, Ben G. Streetman and William C. Nowlin, Jr., met three times during 1998. The Nominating and Governance Committee recommends to the Board of Directors the selection criteria for board members, compensation of outside directors, appointment of board committee members and committee chairmen and develops board governance principles.

     No director attended fewer than 75% of the total number of meetings of the Board of Directors or the total number of meetings held by all committees of the Board of Directors on which he served.

BOARD COMPENSATION

     Non-employee directors are paid a $10,000 annual retainer ($12,000 for committee chairs), $1,000 for each Board meeting attended in person, $750 ($1,000 for committee chairs) for each committee meeting attended in person, $150 for each Board or committee meeting attended telephonically, and reimbursement of out-of-town travel expenses. Prior to March 1997, non-employee directors were also entitled to receive options (exercisable at fair market value on the date of grant) to purchase 1350 shares of Common Stock upon joining the Board, and 675 shares on June 1st of each year. Non-employee directors no longer receive automatic option grants although they may still exercise options previously granted to them and are currently eligible to receive discretionary option grants under the terms of the Company's Amended and Restated 1994 Incentive Plan. Employee directors of the Company do not receive any additional compensation for services provided as a director.

EXECUTIVE OFFICERS

     The following sets forth information concerning the persons currently serving as executive officers of the Company, including information as to each executive officer's age as of the Record Date, position with the Company and business experience.

NAME OF EXECUTIVE OFFICER   AGE                         POSITION
-------------------------   ---                         --------
James J. Truchard.........  55    Chairman of the Board of Directors and President
Jeffrey L. Kodosky........  49    Vice President, Research and Development and
                                  Director
Carsten Thomsen...........  49    Acting Vice President, Strategic Planning
Timothy R. Dehne..........  33    Vice President, Engineering
Peter Zogas, Jr. .........  38    Vice President, Sales
Mark A. Finger............  41    Vice President, Human Resources
Ruben Reynoso-Mangin......  51    Vice President, Manufacturing
John Graff................  34    Acting Vice President, Marketing
Alexander M. Davern.......  32    Chief Financial Officer and Treasurer
David G. Hugley...........  35    Secretary, General Counsel

     See "Election of Directors" for additional information with respect to Dr. Truchard and Mr. Kodosky.

     Carsten Thomsen joined the Company in November 1993 and is currently Acting Vice President, Strategic Planning. He previously served as Vice President, Engineering and as Director of Engineering. Mr. Thomsen was formerly employed by Bruel & Kjaer (Denmark), an instrumentation manufacturer, from 1983 to 1993, serving as Engineering Manager from 1983 to 1991, Manager of the Test Systems Division from 1991 to 1992 and as Manager of the Condition Monitoring Systems Division from 1992 to 1993. Mr. Thomsen received his BA in Math and Physics from Andrews University.

     Timothy R. Dehne joined the Company in 1987 and is currently Vice President, Engineering. He previously served as the Company's Vice President, Marketing; Vice President, Strategic Marketing; Strategic Marketing Manager; GPIB Marketing Manager; GPIB Product Manager and as an Applications Engineer. Mr. Dehne received his BS in Electrical Engineering from Rice University.

     Peter Zogas, Jr., joined the Company in 1985 and is currently Vice President, Sales. He served as the Company's National Sales Manager from July 1992 until his appointment as Vice President, Sales in July 1996. Earlier positions with the Company include Business Development Manager, Regional Sales Manager, and Sales Engineer. Prior to joining the Company, Mr. Zogas worked as an engineer at Texas Instruments and, prior to that, at AT&T. Mr. Zogas received his BS in Electrical Engineering from Drexel University. He is co-holder of one patent on multichip packaging issued in 1986.

     Mark A. Finger joined the Company in August 1995 as Director of Human Resources and became Vice President, Human Resources in December 1996. Prior to joining the Company, Mr. Finger was employed by Rosemount Inc. and Fisher Rosemount Systems Inc., from 1981 to 1995. Positions held at Rosemount include Human Resources Manager, Staffing Manager, Senior Human Resources Representative, Compensation and Benefits Specialist and Staffing Specialist. Mr. Finger received his BS in Marketing from St. Cloud University.

     Ruben Reynoso-Mangin joined the Company in February 1997 as Vice President, Manufacturing. Prior to joining the Company, Mr. Reynoso-Mangin was employed by 3M Corporation from 1972 to 1997. Positions held at 3M Corporation include Plant Manager, Plant Quality Manager, Technology Manager, and Product Manager. Mr. Reynoso-Mangin received his BS in BSIE from the California State Polytechnic University.

     John Graff joined the Company in June 1987 and is currently Acting Vice President, Marketing. He previously served as the Company's Director, Corporate Marketing; Corporate Marketing Manager; Product Marketing Manager and as an Applications Engineer. Mr. Graff received his BS in Electrical Engineering from UT Austin.

     Alexander M. Davern joined the Company in February 1994 and is currently Chief Financial Officer and Treasurer. He previously served as Corporate Controller and International Controller. Prior to joining the Company, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his BBA and a master's degree in professional accounting from University College in Dublin, Ireland.

     David G. Hugley joined the Company in 1991 as General Counsel and currently also serves as Secretary of the Company. Mr. Hugley received his BBA and JD from UT Austin and is a licensed attorney in Texas.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table shows the compensation paid by the Company during the years ended December 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                       LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                     ANNUAL           SECURITIES
                                                  COMPENSATION        UNDERLYING
                                               -------------------      OPTIONS         ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR    SALARY    BONUS(1)   (# OF SHARES)   COMPENSATION(2)
     ---------------------------        ----   --------   --------   -------------   ---------------
Dr. James J. Truchard.................  1998   $195,797   $27,020           --           $5,470
  Chairman of the Board and President   1997    195,797    39,159           --            5,050
                                        1996    195,797    53,299(3)        --            5,000
Jeffrey L. Kodosky....................  1998   $143,803   $19,845           --           $  346
  Vice President, Research              1997    140,411    28,082           --              300
  and Development.....................  1996    147,008    38,516           --            2,150
Carsten Thomsen.......................  1998   $169,999   $23,554(4)    11,700           $4,236
  Acting Vice President,                1997    161,004    32,950(5)    17,250            5,050
  Strategic Planning                    1996    149,260    39,106       17,100            4,728
Peter Zogas, Jr. .....................  1998   $145,561   $20,087       11,500           $5,071
  Vice President, Sales                 1997    143,121    28,624       16,950            5,050
                                        1996    128,352    33,628       16,800            4,764
Timothy R. Dehne......................  1998   $138,500   $19,113       11,300           $4,847
  Vice President, Engineering           1997    127,250    26,450(6)    16,800            4,118
                                        1996    111,524    29,219       16,500            3,570

---------------

(1) Bonus amounts for 1998, 1997 and 1996 include bonus amounts paid in fiscal year 1999, 1998 and 1997, respectively, for services rendered in fiscal 1998, 1997 and 1996, respectively.

(2) Represents Company contributions to the Company's 401(k) plan on behalf of the Named Executive Officers and the full dollar value of premiums paid by the Company for term life insurance on behalf of the Named Executive Officers for 1998, 1997 and 1996. Mr. Kodosky did not participate in the Company's 401(k) plan in 1998 and 1997.

(3) Includes a non-cash bonus with a fair market value of $2,000 on the date such bonus was paid.

(4) Includes an award of $94 for filing a patent.

(5) Includes an award of $750 paid to Mr. Thomsen upon issuance of a patent.

(6) Includes an award of $1,000 paid to Mr. Dehne upon his completion of ten years of service with the Company.

     Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1998 to each Named Executive Officer.

                                                 INDIVIDUAL GRANTS                POTENTIAL REALIZABLE
                                        ------------------------------------        VALUE AT ASSUMED
                                        % OF TOTAL                                  ANNUAL RATES OF
                                         OPTIONS                                STOCK PRICE APPRECIATION
                                        GRANTED TO    EXERCISE                     FOR OPTION TERM(1)
                             OPTIONS    EMPLOYEES     OR BASE     EXPIRATION    ------------------------
           NAME              GRANTED     IN FY98       PRICE         DATE         5% ($)       10% ($)
           ----              -------    ----------    --------    ----------    ----------    ----------
Dr. James J. Truchard......      --       --             --          --            --            --
Jeffrey L. Kodosky.........      --       --             --          --            --            --
Carsten Thomsen............   1,700(2)     0.2%       $34.4375     3/19/08       $ 36,818      $ 93,304
                             10,000(3)     1.0%       $34.4375     3/19/08       $216,576      $548,845
Peter Zogas, Jr. ..........   1,500(2)     0.2%       $34.4375     3/19/08       $ 32,487      $ 82,327
                             10,000(3)     1.0%       $34.4375     3/19/08       $216,576      $548,845
Timothy R. Dehne...........   1,300(2)     0.1%       $34.4375     3/19/08       $ 28,154      $ 71,350
                             10,000(3)     1.0%       $34.4375     3/19/08       $216,576      $548,845

---------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company does not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) These options vest as to 1/60th of the shares per month after the date of grant.

(3) These options vest as to 1/120th of the shares per month after the date of grant, subject to acceleration based upon Company financial performance.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth, for each of the Named Executive Officers, the year-end value of unexercised options. No stock options were exercised by any Named Executive Officer during the fiscal year ended December 31, 1998.

                                                                             VALUE(1) OF UNEXERCISED
                                        NUMBER OF UNEXERCISED                      IN-THE MONEY
                                         OPTIONS AT YEAR-END:                  OPTIONS AT YEAR-END:
                                  ----------------------------------    ----------------------------------
              NAME                EXERCISABLE(#)    UNEXERCISABLE(#)    EXERCISABLE($)    UNEXERCISABLE($)
              ----                --------------    ----------------    --------------    ----------------
Dr. James J. Truchard...........      --                --                  --                 --
Jeffrey L. Kodosky..............      --                --                  --                 --
Carsten Thomsen.................      21,668             41,332            $429,504           $554,676
Peter Zogas, Jr. ...............      20,581             40,569            $406,348           $543,007
Timothy R. Dehne................      20,671             40,279            $410,512           $541,743

---------------
(1) Based on a fair market value of $34.125, which was the closing price of the Company's Common Stock on December 31, 1998, as reported on the NASDAQ Stock Market.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1998, the Compensation Committee consisted of Directors Gerald T. Olson, William C. Nowlin, Jr., Ben G. Streetman and L. Wayne Ashby. Mr. Olson's term of office as a member of the Board expired on May 12, 1998 and, accordingly, Mr. Olson's participation in the Compensation Committee ceased as of that date. Mr. Ashby was appointed to the Compensation Committee on June 17, 1998. Mr. Ashby was an executive officer of the Company from 1980 to 1983. Dr. Truchard may participate in the deliberations of the

Compensation Committee with respect to the compensation of the Company's executive officers, changes in the incentive plan and in other compensation matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied.

PERFORMANCE GRAPH

     The following line graph compares the cumulative total return to stockholders of the Company's Common Stock from March 13, 1995 (the date of the Company's initial public offering) to December 31, 1998 to the cumulative total return over such period of (i) Nasdaq Composite Index and (ii) Russell 2000 Index. The graph assumes that $100 was invested on March 13, 1995 in the Company's common stock at its initial public offering price of $9.67 per share and in each of the other two indices and the reinvestment of all dividends, if any.

     The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into any such filing. The graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

                                                       NAT. INST.                    NASDAQ                   RUSSELL 2000
                                                       ----------                    ------                   ------------
3/13/95                                                    100                         100                         100
12/29/95                                                   140                         132                         123
12/31/96                                                   221                         161                         142
12/31/97                                                   300                         199                         171
12/31/98                                                   353                         270                         161

REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     The Compensation Committee, comprised of directors Nowlin, Streetman and Ashby, is responsible for recommending to the Board of Directors the compensation programs and levels of pay for executive officers. The Committee also advises management on pay programs and levels for other employees. The Committee regularly retains an independent compensation consulting firm to provide analyses of competitive industry pay levels and practices, and to advise the Committee on appropriate pay levels for the Company.

     Compensation Philosophy and Objectives. The Company's basic philosophy is to align executive compensation with increases in stockholder value through growth in sales and operating profits. Primarily, this is accomplished through the use of stock options, which provide compensation in direct proportion to increases in stockholder value, and profit sharing. In addition, the Company believes it is important to emphasize teamwork, entrepreneurship and active participation by all employees. This is accomplished through providing options to a majority of full-time, exempt domestic employees and similarly situated international employees, and through cash incentives, through which both executives and employees receive cash bonuses based on company-wide financial goals. Finally, it is the Company's philosophy that no special perquisites should be provided to senior executives.

     Executive Compensation Programs. The Company's executive compensation programs consist of three principal elements: base salary, cash bonus and stock options. The Company emphasizes incentive compensation in the form of stock options and bonuses, rather than base salary. The Compensation Committee has adopted a guideline that executives should be paid competitive base salaries. The Compensation Committee sets the annual base salary for executives after review of historical compensation levels of the executives, evaluations of past performance, assessments of expected future contributions of the executives, competitive pay levels and programs provided by other comparable companies, and pay practices in general industry. In making its determinations, the Committee does not utilize any particular indices or formulae to arrive at each executive's recommended pay level.

     For many years, the Company has maintained a cash bonus plan under which executive officers participate. In recent years, this plan provided for a target incentive to be paid based on achieving pre-determined levels of revenue growth and profitability. For fiscal 1998, 1997 and 1996 these goals were 40% revenue growth and 18% operating profit as a percent of revenue, the same goals as for all other employees. At the end of each year, actual results for the Company are compared to these targets and executive bonuses are based on actual Company performance in relation to these factors. If there is no growth or no profitability, no cash bonuses are payable to executive officers. Individual performance is not considered in determining the bonus of individual officers, except for the Vice President, Sales, who is eligible for a separate sales commission program. The growth and profitability performance measures were approved by the Board of Directors.

     Total compensation for executive officers also includes long-term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between the Company's executive officers and stockholders due to the fact that executives realize gains only if the stock price increases over the fair market value at the date of grant and the executives exercise their options. In determining the amount of such grants, the Committee evaluates the job level of the executive, responsibilities of the executive, and competitive practices in the industry. All options are granted at 100% of fair market value at the date of grant. Options vest over a period of five years to ten years, subject to acceleration based on Company performance (in case of special option grants to executives). The long-term value realized by executives through option exercises can be directly linked to the enhancement of stockholder value.

     Chief Executive Officer Compensation. While the Board was highly pleased with Dr. Truchard's performance in 1998, at his request, the Chief Executive Officer's base salary was not changed during the fiscal year and he received no stock options. Based on the same formula applied to other executive officers, Dr. Truchard's bonus for 1998 was $27,020 based on the Company's revenue growth of 13.8% and its profit percentage of 19.3%. Dr. Truchard is the Company's largest stockholder with an ownership of 26.8% of the Company's stock.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. None of the compensation paid by the Company in fiscal 1998 was subject to the limitation on deductibility. The Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

                                          Respectfully Submitted,

                                          WILLIAM C. NOWLIN, JR.
                                          BEN G. STREETMAN
                                          L. WAYNE ASHBY

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Management has selected PricewaterhouseCoopers LLP, independent accountants to audit the books, records and accounts of the Company for the current fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has audited the Company's financial statements since the fiscal year ended December 31, 1993.

     The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the meeting will be required to approve and ratify the Board's selection of PricewaterhouseCoopers LLP. The Board of Directors recommends voting "FOR" approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     A representative of PricewaterhouseCoopers LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DAVID G. HUGLEY
                                          Secretary

Austin, Texas
April 2, 1999

                                                                    1389-PS-1999

                                  DETACH HERE

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        NATIONAL INSTRUMENTS CORPORATION

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1999

The undersigned stockholder of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 1999, and 1998 Annual Report to Stockholders and hereby appoints Dr. James J. Truchard and William C. Nowlin, Jr., and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of NATIONAL INSTRUMENTS CORPORATION to be held on May 11, 1999 at 9:00 a.m., local time, at the Company's headquarters at 11500 North Mopac Expressway, Austin, Texas 78759, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------

                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE

1.  ELECTION OF DIRECTORS:

    NOMINEES: L. Wayne Ashby, Donald M. Carlton

               FOR     WITHHELD
               [ ]       [ ]

    [ ]
       -----------------------------------------------------------
    (if you wish to withhold authority to vote for any individual, nominee, please write that nominee's name on the line above)

                                                          FOR   AGAINST  ABSTAIN
2.  PROPOSAL TO RATIFY THE APPOINTMENT OF                 [ ]     [ ]      [ ]
    PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT
    ACCOUNTANTS OF THE COMPANY FOR FISCAL 1999.

3.  TO TRANSACT SUCH OTHER BUSINESS, IN THEIR
    DISCRETION, AS MAY PROPERLY COME BEFORE
    THE MEETING OR ANY ADJOURNMENTS THEREOF.

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                               (This Proxy should be marked, dated and signed by the shareholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate, if shares are held by joint tenants or as community property, both should sign.)


Signature:                                                  Date:
          ------------------------------------------------       ---------------

Signature:                                                  Date:
          ------------------------------------------------       ---------------